As filed with the Securities and Exchange Commission on July 24, 2000


                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. )

           Filed by the Registrants /X/
           Filed by a Party other than the Registrant / /
           Check the appropriate box:
           / / Preliminary Proxy Statement
           // Definitive Proxy Statement
           /X/ Definitive Additional Materials
           / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Debt Strategies Fund II, Inc.

                P.O. Box 9011 Princeton, New Jersey 08543-9011
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             (Name of Registrants as Specified In Their Charters)
                                 SAME AS ABOVE
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                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ No fee required.
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
         (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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     (4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

                          Debt Strategies Fund, Inc.
                         Debt Strategies Fund II, Inc.
                        Debt Strategies Fund III, Inc.






Dear Stockholder:

     You are being asked to consider a transaction involving the funds listed above. The transaction is a merger of similar funds in which two funds will be merged with and into a third fund. The following chart outlines the merger structure.


------------------------------------------------------------ ---------------------------------------------------------
                      Surviving Fund                                              Acquired Funds
------------------------------------------------------------ ---------------------------------------------------------

Debt Strategies Fund II, Inc.*                               Debt Strategies Fund, Inc.
------------------------------------------------------------ ---------------------------------------------------------

                                                             Debt Strategies Fund III, Inc.
------------------------------------------------------------ ---------------------------------------------------------


* In connection with the Merger, Debt Strategies Fund II, Inc. will change its name to Debt Strategies Fund, Inc. immediately following the closing of the Merger.

     On August 23, 2000, each Fund will hold an Annual Meeting of Stockholders to consider the Merger. The Merger must be approved by the stockholders of each Fund. A joint proxy statement and prospectus which provides information about the proposed Merger and about each Fund is enclosed along with a Question and Answer sheet that addresses frequently asked questions.

     You are being asked to approve the Agreement and Plan of Merger among the Funds pursuant to which the Acquired Funds will be merged with and into Debt Strategies Fund II, Inc. and the separate existence of each of the Acquired Funds will cease. Each share of common stock of each Acquired Fund will be converted into the right to receive an equivalent dollar amount of common stock of Debt Strategies Fund II, Inc., as described in the joint proxy statement and prospectus.

     The Board of Directors of each Fund has reviewed the proposed Merger and recommends that you vote FOR the proposed Merger after carefully reviewing the enclosed materials. The Board of Directors of each Fund also recommends that stockholders of each Fund vote FOR the Director nominees and FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors for each Fund.

     Your vote is important. Please take a moment now to sign and return your proxy card in the enclosed postage paid return envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the internet, you may take advantage of these voting options. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares.

                                            Sincerely,


                                            Bradley J. Lucido
                                            Secretary of:
                                            Debt Strategies Fund, Inc.
                                            Debt Strategies Fund II, Inc.
                                            Debt Strategies Fund III, Inc.


Enclosure

Q.   Why am I receiving this proxy?

A. As a stockholder of Debt Strategies Fund, Inc., Debt Strategies Fund II, Inc. or Debt Strategies Fund III, Inc. you are being asked to consider a transaction in which Debt Strategies Fund, Inc. and Debt Strategies Fund III, Inc. will be merged with and into Debt Strategies Fund II, Inc. This transaction is referred to in this question and answer sheet as the Merger. The Merger requires the approval of each Fund's stockholders.

Q. Which Fund will be the Surviving Fund and which Funds will be the Acquired Funds in the Merger?

A. Debt Strategies Fund II, Inc will be the Surviving Fund. Debt Strategies Fund, Inc. and Debt Strategies Fund III, Inc. will be the Acquired Funds.

Q.   Will the Merger change my privileges as a stockholder?

o Your rights as a stockholder will not change in any substantial way as a result of the Merger. In addition, the stockholder services available to you after the Merger will be substantially the same as the stockholder services currently available to you.

Q.   How will the Merger benefit stockholders?

A.   Stockholders should consider the following:

     o After the Merger, each Fund's stockholders will be invested in a fund with an increased level of net assets with substantially similar investment objectives and policies

     o After the Merger, holders of common stock in the Surviving Fund are expected to experience

        o   greater efficiency and flexibility in portfolio management
        o   a more liquid market for shares of common stock

Q.   Will the Merger affect the value of my investment?

A.   The value of your investment will not change.

Q. If I own shares of common stock of Debt Strategies Fund, Inc. or Debt Strategies Fund III, Inc., will I own the same number of shares of common stock of Debt Strategies Fund II, Inc. after the Merger as I currently own?

A. No. You will receive shares of common stock of Debt Strategies Fund II, Inc. with the same aggregate net asset value as the shares of common stock of the Acquired Fund you own on the date the Merger takes place (the "Effective Date"). The number of shares you receive will depend on the relative net asset values of the shares of common stock of the Funds on that date. For example, let us assume that you own 10 shares of common stock of an Acquired Fund. If the net asset value of the Acquired Fund's common stock on the Effective Date is $6 per share, and the net asset value of the common stock of Debt Strategies Fund II, Inc. on the Effective Date is $12 per share, you will receive 5 shares of common stock of Debt Strategies Fund II, Inc. in the Merger. The aggregate net asset value of your investment will not change. (10 Acquired Fund shares x $6 = $60; 5 Debt Strategies Fund II, Inc. shares x $12 = $60).

Q.   Should I send in my stock certificates now?

A. No. After the Merger is completed, we will send holders of common stock of the Acquired Funds written instructions for exchanging their stock certificates. Stockholders of Debt Strategies Fund II, Inc. will keep their stock certificates.

Q.   What are the tax consequences for stockholders?

A. The Merger is structured as a tax-free transaction so that the completion of the Merger itself will not result in Federal income tax liability for stockholders of any Fund, except for taxes on any cash received for a fractional share of common stock.

Q.   Who will manage the Surviving Fund after the Merger?

A. Fund Asset Management, L.P. serves as the investment adviser for the Funds and will be the investment adviser of the Surviving Fund after the Merger. The portfolios of each Fund are managed by Richard C. Kilbride and Gilles Marchand. After the Merger, the portfolio of the Surviving Fund will be managed by the same management team. Mr. Kilbride and Mr. Marchand have managed the portfolios of each Fund since 1999.

Q.   What will the name of the Surviving Fund be after the Merger?

A. If the Merger is approved by each Fund's stockholders, the Surviving Fund's name will be Debt Strategies Fund, Inc.

Q.   Will there be a Stockholders' Meeting for each Fund?

A. Yes, a Stockholders' Meeting for each Fund will be held on August 23, 2000, at 800 Scudders Mill Road, Plainsboro, New Jersey at the time specified below.

                  Fund                                        Time
                  ----                                        ----

                  Debt Strategies Fund, Inc.                  10:45 a.m.
                  Debt Strategies Fund II, Inc.               11:00 a.m.
                  Debt Strategies Fund III, Inc.              11:15 a.m.

Q.   Why is my vote important?

A. Approval of the Merger requires the affirmative vote of stockholders representing a majority of the outstanding shares of common stock of each Fund. For purposes of any vote at a Meeting which requires the approval of the outstanding shares of a Fund's common stock, a quorum consists of one-third of the shares of common stock entitled to vote at that Meeting. The Board of Directors of each Fund urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.   How can I vote?

A. You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, please take advantage of these voting options. If you wish to vote via the Internet, please note that you may do so only until 4:00 p.m. on August 22, 2000. After that time, you must use one of the other voting options. You may also vote your shares on the Internet at http://www.proxyvote.com or refer to the "800" number printed on your voting instruction form. On the Internet you will be asked for a control number that you received in your proxy mailing. You may also vote in person at the Stockholders' Meeting. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.   Have the Funds retained a proxy solicitation firm?

A. Yes, each Fund has hired Shareholder Communications Corporation to assist in the solicitation of proxies for the Meeting. While the Funds expect most proxies to be returned by mail, the Funds may also solicit proxies by telephone, fax, telegraph or personal interview.

Q. What if there are not enough votes to reach a quorum by the scheduled meeting date?

A. In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at a Stockholders' Meeting for the necessary quorums or the necessary quorums are present but there are not sufficient votes to approve the proposal by the time of a Stockholders' Meeting on August 23, 2000, such Stockholders' Meeting may be adjourned to permit further solicitation of proxy votes.

Q.   What is the Board's recommendation?

A. The Board of Directors of each Fund believes the Merger is in the best interests of the Fund and its stockholders. It encourages stockholders to vote FOR the Merger.